WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P.
                           ATTORNEYS AND COUNSELORS AT LAW
                     ENERGY PLAZA - 1601 BRYAN STREET, 33RD FLOOR
                                 DALLAS, TEXAS  75201


                                                            Exhibit 5(a)




                                                February 10, 1998


             Texas Utilities Electric Company
             Energy Plaza
             1601 Bryan Street
             Dallas, Texas  75201

             Ladies and Gentlemen:

                       Referring to the proposed exchange (Exchange
             Offer) by Texas Utilities Electric Company (Company) of any and all of its outstanding 6.20% Series A Senior Notes due 2002 (Old Series A Notes) for an equal principal amount of its 6.20% Series A Exchange Senior Notes due 2002 (New Series A Notes) and any and all of its outstanding 6.375% Series B Senior Notes due 2004 (Old Series B Notes and, together with the Old Series A Notes, the Old Notes) for an equal principal amount of its 6.375% Series B Exchange Senior Notes due 2004 (New Series B Notes and, together with the New Series A Notes, the New Notes), as contemplated in the Company's Form S-4 registration statement (said registration statement, the Registration Statement) to be filed by the Company with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, on or about the date hereof, we are of the opinion that:

                       1.   The Company is a corporation validly
                            organized and existing under the laws of the State of Texas.

                       2. All requisite action necessary to make the New Notes valid, legal and binding obligations of the Company shall have been taken when the Exchange Offer shall have been completed and any Old Notes validly tendered pursuant thereto shall have been exchanged for the New Notes as contemplated in the Registration Statement and any prospectus relating to the Exchange Offer.

                       We are members of the State Bar of Texas and do
             not hold ourselves out as experts on the laws of New York. As to all matters of New York law, we have with your consent relied upon an opinion of even date herewith addressed to you by Reid & Priest LLP, of New York, New York.

                       We hereby consent to the filing of this opinion
             as an exhibit to the Registration Statement and to the use of our name as counsel in the Registration Statement.


                                                Very truly yours,

                                                Worsham, Forsythe &
                                                Wooldridge, L.L.P.


                                                By: /s/ T.A. Mack
                                                   -----------------
                                                   A Partner